Exhibit n 1 a

ECLIPSE FUNDS INC.	AMENDED AND RESTATED
MULTIPLE CLASS PLAN
PURSUANT TO RULE 18f-3

EXHIBIT A

As of October 16, 2009

130/30 CORE FUND
130/30 GROWTH FUND
130/30 HIGH YIELD FUND
130/30 INTERNATIONAL FUND
EPOCH U.S. ALL CAP FUND
CASH RESERVES FUND
CONSERVATIVE ALLOCATION FUND
FLOATING RATE FUND
GROWTH ALLOCATION FUND
GROWTH EQUITY FUND
INCOME MANAGER FUND
INDEXED BOND FUND
INTERMEDIATE TERM BOND FUND
MODERATE ALLOCATION FUND
MODERATE GROWTH ALLOCATION FUND
RETIREMENT 2010 FUND
RETIREMENT 2020 FUND
RETIREMENT 2030 FUND
RETIREMENT 2040 FUND
RETIREMENT 2050 FUND
S&P 500 INDEX FUND
SHORT TERM BOND FUND

Exhibit n 1 a

EXHIBIT B

Fund Name	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Investor Class	Sweep Shares
130/30 Core Fund	•		•	•				•
130/30 Growth Fund	•		•	•				•
130/30 High Yield Fund	•		•	•				•
130/30 International Fund	•		•	•				•
Epoch U.S. All Cap Fund	•	•	•	•				•
Cash Reserves Fund				•					•
Conservative Allocation Fund	•	•	•	•				•
Floating Rate Fund	•	•	•	•				•
Growth Allocation Fund	•	•	•	•				•
Growth Equity Fund	•	•	•	•				•
Income Manager Fund	•	•	•	•				•
Indexed Bond Fund	•			•				•
Intermediate Term Bond Fund	•	•	•	•				•
Moderate Allocation Fund	•	•	•	•				•
Moderate Growth Allocation Fund	•	•	•	•				•
S&P 500 Index Fund	•			•				•
Short Term Bond Fund	•			•				•
Retirement 2010 Fund	•			•	•	•	•	•
Retirement 2020 Fund	•			•	•	•	•	•
Retirement 2030 Fund	•			•	•	•	•	•
Retirement 2040 Fund	•			•	•	•	•	•
Retirement 2050 Fund	•			•	•	•	•	•